                                                                  Exhibit 21
                                                                      to
                                                              Form 10-K for 1993


                                 Subsidiaries of the Registrant
                                     (as of March 29, 1994)



                                                              State of
Subsidiary                                                  Incorporation
- ----------                                                  -------------

Cincinnati Bell Telephone Company                               Ohio

Cincinnati Bell Information Systems Inc.                        Ohio

CBIS Federal Systems Inc. *                                   Virginia

Cincinnati Bell Long Distance Inc.                              Ohio

Cincinnati Bell Supply Company                                  Ohio

MATRIXX Marketing Inc.                                          Ohio

Cincinnati Bell Properties Inc.                               Kentucky

Cincinnati Bell Directory Inc.                                  Ohio

Cincinnati Bell Cellular Systems Company                        Ohio


- -------------------
* Indirect subsidiary of Registrant and direct subisidary of Cincinnati Bell Information Systems Inc.